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                                                                     EXHIBIT 23.


                         Independent Auditors' Consent



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-
68372, 33-83262, 33-83264, and 33-83266) of Computer Network Technology
Corporation on Form S-8 and the related Reoffer Prospectuses prepared in accordance with Form S-3 of our reports dated January 27, 1997, except as to
Note 14, which is as of March 10, 1997, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear, or are incorporated by reference, in the December 31, 1996 annual report on Form 10-K of Computer Network Technology Corporation.


                           /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 24, 1997